BRITISH COLUMBIA

NUMBER: 281381

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

CLIPCLOP.COM ENTERPRISES INC.

has this day changed its name to

WORLDWIDE TECHNOLOGIES INC.

Issued under my hand at Victoria, British Columbia
on September 10, 2001

/s/ JS Powell
JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada